Exhibit 10(g)
DIRECTORS

RESTRICTED STOCK AGREEMENT

DIRECTORS RSA NO. ____ (Non-Deferred Shares)

Shares of Restricted Stock are hereby awarded effective as of [___________] by TCF Financial Corporation (“TCF Financial”) to [____________] (the “Grantee”) in accordance with the following terms and conditions of this Restricted Stock Agreement (the “Agreement”):

1.
Share Award. TCF Financial hereby awards to the Grantee [______] shares (the “Shares”) of Common Stock, par value $.01 per share (“Common Stock”) of TCF Financial, pursuant to the Stock Incentive Plan of 2019 (the “Stock Plan”) upon the terms and conditions therein and hereinafter set forth.

2.	Restrictions on Transfer and Restricted Periods.

a.
Beginning on the date of this Agreement (the “Commencement Date”), Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except to TCF Financial or as hereinafter provided, and are subject to the restrictions set forth in the Stock Plan (collectively, the “Restrictions”).

b.
The period beginning on the Commencement Date and ending upon lapse of the Restrictions shall be referred to as the “Restricted Period” and the Shares will vest, subject to the acceleration and forfeiture provisions herein, with respect to one hundred percent (100%) of the Shares on [_________].

c.
The Compensation and Pension Committee of the Board (the “Committee”) shall have the authority, in its discretion, to accelerate the time at which any or all of the Restrictions shall lapse with respect to any Shares, or to remove any or all such Restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes occurring after the commencement of the Restricted Period.

3.
Termination of Service. Except as provided in Section 8 below or in the Stock Plan, if the Grantee ceases to be a member of all boards of directors of TCF Financial and its affiliated companies for any reason, all Shares which at the time of such termination of board service are subject to the Restrictions shall upon termination of such service be forfeited and returned to TCF Financial unless the Committee, pursuant to its discretion under Section 2(c), shall determine to remove any or all of the Restrictions on such Shares prior to such forfeiture; provided that in the event of Grantee’s retirement from service pursuant to the terms of Section 6.4(c) of the Stock Plan, the Restricted Periods for any Shares still subject to Restricted Periods on that date shall lapse and all Shares shall be fully vested.

4.
Certificates for Shares. TCF Financial shall issue one or more certificates in respect of the Shares and shall hold such certificates on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Certificate(s) for Shares subject to a Restricted Period shall bear the following legend:

“The shares represented by this certificate were issued subject to certain restrictions under the TCF Financial Corporation Stock Incentive Plan of 2019 (the “Plan”). This certificate is held subject to the terms and conditions in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, which provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.”

The Grantee further agrees that, if at any time requested by the Company during the Restricted Period, s/he shall execute a stock power endorsed in blank and that s/he shall promptly deliver such stock power to TCF Financial. Alternatively, TCF Financial may cause the Shares to be issued in the name of the Grantee in a sub-issue of Common Stock managed by the transfer agent which is subject to the Restrictions.

5.
Grantee’s Rights. Grantee, as owner of the Shares, shall have the right to vote the Shares. Any dividends or other distributions declared payable on TCF Financial’s common stock on or after the grant date of the Shares until the Shares vest or forfeit shall be credited notionally to the Grantee in an amount equal to such declared dividends or other distributions on an equivalent number of shares of the TCF Financial’s common stock (“Dividend Equivalents”). Dividend Equivalents so credited shall be paid if, and only to the extent, the Shares to which they relate vest, as provided under the terms of the Stock Plan and this Restricted Stock Agreement. Dividend Equivalents credited in respect to Shares that are forfeited under the terms of the Plan and this Restricted Stock Agreement, are correspondingly forfeited. No interest or other earnings shall be credited on Dividend Equivalents. Vested Dividend Equivalents shall be paid in cash at the same time as the underlying Shares to which they relate.

6.
Expiration of Restricted Period. Upon the expiration of the Restricted Period with respect to any Shares, TCF Financial shall redeliver to the Grantee (or, if the Grantee is deceased, to his legal representative, beneficiary or heir) the certificate(s) in respect of such Shares, without the restrictive legend provided for in Section 4 above, and the related stock power(s) held by TCF Financial pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the Restrictions and such certificates shall not bear the legend provided for in Section 4 above.

1.
Adjustments for Changes in Capitalization of TCF Financial. In the event of any change in the outstanding Common Stock of TCF Financial by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the shares of Common Stock, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which the Committee deems significant for purposes of this Agreement, the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination of the appropriate adjustment, or whose determination that there shall be no adjustment, shall be conclusive. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee will be subject to the Restrictions and the certificate or other instruments representing or evidencing such Shares shall be legended and deposited with TCF Financial in the manner provided in Section 4 above.

8.
Effect of Change in Control. Subject to the six-month holding requirement, if any, of Rule 16b-3 under the Securities Exchange Act of 1934, as amended but notwithstanding any other provision in this Stock Plan (including, but not limited to, Sections 2(b) and 3 of this Agreement) in the event of a Change in Control, as defined in the Stock Plan, all terms and conditions of this Restricted Stock Agreement shall be deemed satisfied, and all the Shares shall vest as of the date of the Change in Control. Such vested Shares shall be distributed in accordance with the procedures described in Section 6 of this Agreement.

9.
Stock Plan and Committee Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Stock Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his or her legal representatives with regard to any question arising hereunder or under the Stock Plan.

10.
Grantee Service. Nothing in this Agreement shall limit the right of the Board, Board committees, or shareholders of TCF Financial to remove the Grantee from service as a Director, to refuse to renominate or reelect the Grantee as a Director or to enforce the duly adopted retirement policies of the Board of TCF Financial.

11.	Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to TCF Financial.

12.
Section 409A of the Internal Revenue Code. The arrangements described in this Agreement are not deferred arrangements and are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended. In the event the Agreement (or any portion thereof) is determined to be subject to Section 409A, then the Agreement (or such portion) shall be interpreted as necessary to comply with the requirements of Section 409A, as interpreted by guidance issued by the Internal Revenue Service.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION

By ____________________________________________
                 General Counsel

ACCEPTED:

________________________________________________________
Signature - [________________]

________________________________________________________
(Street Address)

________________________________________________________
(City, State and Zip Code)

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